                                                               FILE NO. 33-38879
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED MARCH 24, 1994)
                (TO PROSPECTUS SUPPLEMENT DATED MARCH 29, 1994)

                                    PROSPECTUS NUMBER: 1281
                                    DATED: OCTOBER 2, 1995


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              VARIABLE RATE NOTES



BASE RATE:                LIBOR


INDEX MATURITY:           3 Month


TRADE DATE:               October 2, 1995


SETTLEMENT DATE:          October 5, 1995


MATURITY DATE:            October 7, 1996


REDEMPTION DATE:          N/A


OPTIONAL REPAYMENT DATES: N/A


SPREAD:                   -0.030%
                          (minus three bps)


SPREAD MULTIPLIER:        N/A


MAXIMUM INTEREST RATE:    N/A


MINIMUM INTEREST RATE:    N/A


INTEREST RESET DATES:     Quarterly


INTEREST PAYMENT DATES:   January 7, 1996; April 7, 1996; July 7, 1996 and Maturity, subject to modified following business day convention.


INITIAL INTEREST RATE:    5.9075%






     On April 24, 1995, the Company increased to $11,150,000,000 the aggregate principal amount of Medium- Term Notes, Series B authorized to be issued pursuant to the attached Prospectus Supplement and supplements related thereto. Such amount represents an increased authorization of $2,500,000,000. As of March 31, 1995, the Company had issued and outstanding Notes in an aggregate principal amount of approximately $5,566,708,000.